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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement for Integrated Defense Technologies, Inc. on Form S-1 of our report dated February 18, 2000 relating to the consolidated financial statements of Tech-Sym Corporation, which appears in this Registration Statement. We also consent to the references to us under the heading 'Experts' in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 19, 2001